Exhibit (c)33

Citigroup Global Markets Inc. | Global Energy Group July 2019 Project Prairie 2.0 AR and GPOR Liquidity Analysis Strictly Private and Confidential

Liquidity and Credit Analysis Capitalization Table Balance Capitalization Table Balance ($mm unless otherwise noted) 3/31/3019 ($mm unless otherwise noted) 3/31/3019 Cash $0 Cash $18 Revolving Credit Facility $50 Revolving Credit Facility $45 Total Secured Debt $50 Construction Loan 23 Senior Notes due 2021 $1,000 Total Secured Debt $68 Senior Notes due 2022 1,100 Senior Notes due 2023 $350 Senior Notes due 2023 750 Senior Notes due 2024 650 Senior Notes due 2025 600 Senior Notes due 2025 600 Net Unamortized Premium / Debt Issuance Costs (24) Senior Notes due 2026 450 Total Debt $3,476 Net Unamortized Debt Issuance Costs (30) Common Equity(1) $1,731 Total Debt $2,088 Total Capitalization $5,207 Common Equity(1) $738 Debt / Total Capitalization 66.8% Total Capitalization $2,826 Credit Rating Ba2 / BB+ Debt / Total Capitalization 73.9% Liquidity Credit Rating Ba3 / BB-RCF Size (Borrow ing Base) $4,500 Liquidity (-) RCF Outstanding (50) RCF Size (Bank Committment) $1,000 (-) Letters of Credit (687) (-) RCF Outstanding (45) Current Liquidity $3,763 (-) Letters of Credit (271) Current Liquidity $702 EBITDA EBITDA $1,584 $1,509 $1,589 $870 $891 $860 2019E 2020E 2021E 2019E 2020E 2021E YE Net Debt / EBITDA YE Net Debt / EBITDA 2.5x 2.7x 2.5x 2.3x 2.2x 2.2x Capex $1,461 $1,427 $1,551 Capex $583 $618 $649 2019E 2020E 2021E 2019E 2020E 2021E Cash Surplus (Deficit): EBITDA Less Interest and Capex Cash Surplus (Deficit): EBITDA Less Interest and Capex $153 $145 $78 ($106) ($131) ($183) 2019E 2020E 2021E 2019E 2020E 2021E 1 Source: Public Filings and Wall Street Research. Market data as of 7/5/2019. (1) Common equity reflects market value of equity for AR and GPOR.

Gas Hedging is Key For Both Antero Resources and Gulfport Source: Investor Presentations 2

Gas Price Sensitivity Agency and Broker Commentary Broker Summary “Antero has good liquidity, which is captured in the SGL-2 rating. The company should be able to easily cover any negative free cash flow with its sizeable 2019 2020 2019 2020 NAV /Share revolving credit line...The revolver has a $4.5 billion borrowing base, and it matures on October 26, 2022. The credit agreement requires that Antero Gas Price Gas Price EBITDA EBITDA (Price maintain a minimum current ratio of 1x and a minimum interest coverage ratio of Broker (mmcfe) (mmcfe) ($mm) ($mm) Target) 2.5x—parameters that can be met comfortably. Given its large acreage position Guggenheim $2.75 $2.75 $1,208 $1,167 $12.00 in Appalachia and significant equity interest in AM, Antero has the ability to raise Jefferies 2.88 3.00 1,492 1,531 8.00 alternate liquidity, if needed.” – Moody’s, 4/19/2019 Cow en & Co. 2.99 2.75 1,857 1,733 11.00 MKM 2.70 2.60 1,117 1,239 10.00 “Given that the LT gas strip is currently ~$2.65, we model lower growth (~5% Wells Fargo 3.08 2.75 1,739 1,636 17.00 CAGR) to roughly match E&P capex with cash flows in 2020+…AR’s above-Current Price $5.54 market hedge book will begin to roll off in 2020, with ~60%/~29% of gas hedged with swaps at $3.00/M in 2020/2021 vs ~100% of gas hedged in 2019 (split between swaps and collars).” – Jefferies, 5/7/2019 Agency and Broker Commentary Broker Summary “We expect that investment within cash flow will be sufficient for Gulfport to maintain the size of its production and will also help to build some financial 2019 2020 2019 2020 NAV /Share flexibility by generating free cash flows in 2019....The company (Gulfport) should Gas Price Gas Price EBITDA EBITDA (Price be able to cover its 2019 capital spending and share repurchases within its Broker (mmcfe) (mmcfe) ($mm) ($mm) Target) operating cash flow. Any funding shortfall will likely be covered with asset sales proceeds. Gulfport has significant equity investments in various entities that MKM $2.79 $2.65 $842 $760 $8.00 could generate alternate liquidity, if needed.” Guggenheim 2.75 2.75 859 977 6.00 – Moody’s, 4/25/2019 Jefferies 2.88 3.00 836 938 11.00 Wells Fargo 3.08 2.75 847 829 8.00 “In our view, the most prominent investment risk for GPOR shares relates to the SunTrust(1) 2.28 2.43 865 939 13.00 gas macro backdrop. While we expect gas prices to remain relatively stable in Current Price $4.63 the near to mid-term, prolific production from associated gas basins that puts pressure on Nymex pricing is a headwind.” – Wells Fargo, 3/12/2019 Source: Public Filings and Wall Street Research. Market data as of 7/5/2019. (1) SunTrust shows hedged natural gas prices. 3

IRS Circular 230 Disclosure: Citigroup Inc. and its affiliates do not provide tax or legal advice. Any discussion of tax matters in these materials (i) is not intended or written to be used, and cannot be used or relied upon, by you for the purpose of avoiding any tax penalties and (ii) may have been written in connection with the “promotion or marketing” of any transaction contemplated hereby (“Transaction”). Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. In any instance where distribution of this communication is subject to the rules of the US Commodity Futures Trading Commission (“CFTC”), this communication constitutes an invitation to consider entering into a derivatives transaction under U.S. CFTC Regulations §§ 1.71 and 23.605, where applicable, but is not a binding offer to buy/sell any financial instrument. Any terms set forth herein are intended for discussion purposes only and are subject to the final terms as set forth in separate definitive written agreements. This presentation is not a commitment to lend, syndicate a financing, underwrite or purchase securities, or commit capital nor does it obligate us to enter into such a commitment, nor are we acting as a fiduciary to you. By accepting this presentation, subject to applicable law or regulation, you agree to keep confidential the information contained herein and the existence of and proposed terms for any Transaction. Prior to entering into any Transaction, you should determine, without reliance upon us or our affiliates, the economic risks and merits (and independently determine that you are able to assume these risks) as well as the legal, tax and accounting characterizations and consequences of any such Transaction. In this regard, by accepting this presentation, you acknowledge that (a) we are not in the business of providing (and you are not relying on us for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any Transaction, (c) you should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) you should apprise senior management in your organization as to such legal, tax and accounting advice (and any risks associated with any Transaction) and our disclaimer as to these matters. By acceptance of these materials, you and we hereby agree that from the commencement of discussions with respect to any Transaction, and notwithstanding any other provision in this presentation, we hereby confirm that no participant in any Transaction shall be limited from disclosing the U.S. tax treatment or U.S. tax structure of such Transaction. We are required to obtain, verify and record certain information that identifies each entity that enters into a formal business relationship with us. We will ask for your complete name, street address, and taxpayer ID number. We may also request corporate formation documents, or other forms of identification, to verify information provided. Any prices or levels contained herein are preliminary and indicative only and do not represent bids or offers. These indications are provided solely for your information and consideration, are subject to change at any time without notice and are not intended as a solicitation with respect to the purchase or sale of any instrument. The information contained in this presentation may include results of analyses from a quantitative model which represent potential future events that may or may not be realized, and is not a complete analysis of every material fact representing any product. Any estimates included herein constitute our judgment as of the date hereof and are subject to change without any notice. We and/or our affiliates may make a market in these instruments for our customers and for our own account. Accordingly, we may have a position in any such instrument at any time. Although this material may contain publicly available information about Citi corporate bond research, fixed income strategy or economic and market analysis, Citi policy (i) prohibits employees from offering, directly or indirectly, a favorable or negative research opinion or offering to change an opinion as consideration or inducement for the receipt of business or for compensation; and (ii) prohibits analysts from being compensated for specific recommendations or views contained in research reports. So as to reduce the potential for conflicts of interest, as well as to reduce any appearance of conflicts of interest, Citi has enacted policies and procedures designed to limit communications between its investment banking and research personnel to specifically prescribed circumstances. © 2019 Citigroup Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world. Citi believes that sustainability is good business practice. We work closely with our clients, peer financial institutions, NGOs and other partners to finance solutions to climate change, develop industry standards, reduce our own environmental footprint, and engage with stakeholders to advance shared learning and solutions. Highlights of Citi’s unique role in promoting sustainability include: (a) releasing in 2007 a Climate Change Position Statement, the first US financial institution to do so; (b) targeting $50 billion over 10 years to address global climate change: includes significant increases in investment and financing of renewable energy, clean technology, and other carbon-emission reduction activities; (c) committing to an absolute reduction in GHG emissions of all Citi owned and leased properties around the world by 10% by 2011; (d) purchasing more than 234,000 MWh of carbon neutral power for our operations over the last three years; (e) establishing in 2008 the Carbon Principles; a framework for banks and their U.S. power clients to evaluate and address carbon risks in the financing of electric power projects; (f) producing equity research related to climate issues that helps to inform investors on risks and opportunities associated with the issue; and (g) engaging with a broad range of stakeholders on the issue of climate change to help advance understanding and solutions. Citi works with its clients in greenhouse gas intensive industries to evaluate emerging risks from climate change and, where appropriate, to mitigate those risks. efficiency, renewable energy and mitigation